Exhibit 32.1

CERTIFICATIONS REQUIRED BY SEC. 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Kathleen Mason, the Chief Executive Officer of Tuesday Morning Corporation, hereby certify that:

1.                                       The quarterly report of Tuesday Morning Corporation for the period ended September 30, 2003 fully complies with the requirements of sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of Tuesday Morning Corporation for the period covered by the report.

Date: November 4, 2003	By:	/s/ Kathleen Mason
Chief Executive Officer

I, Loren Jensen, the Chief Financial Officer of Tuesday Morning Corporation, hereby certify that:

1.                                       The quarterly report of Tuesday Morning Corporation for the period ended September 30, 2003 fully complies with the requirements of sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of Tuesday Morning Corporation for the period covered by the report.

Date: November 4, 2003	By:	/s/ Loren K. Jensen
Chief Financial Officer